NEWS RELEASE

Exhibit 99.1

For information, contact:
Media – Susan Moore (713) 309-4645
Investors – Doug Pike (713) 309-4590

Lyondell Reports Third-Quarter 2007 Results

Highlights
–	Income of $206 million or 78 cents per share
–	High and increasing raw material costs pressure chemical segments but are offset by price increases
–	Refining spreads decline from record summer levels ahead of normal Labor Day pattern
–	Shareholder vote on sale to Basell scheduled for Nov. 20

HOUSTON (Oct 25, 2007) – Lyondell Chemical Company (NYSE: LYO) today announced income for the third quarter 2007 of $206 million, or 78 cents per share on a fully diluted basis.  For the first nine months of 2007, income from continuing operations was $483 million, or $1.83 per share on a fully diluted basis.  Comparisons with the prior quarter, third quarter 2006 and first nine months of 2006 are available in the following table.

Table 1 - Lyondell Earnings Summary (a)
Millions of dollars except per share amounts	3Q 2007	3Q 2006	2Q 2007	1st Nine Months 2007	1st Nine Months 2006
Sales and other operating revenues	$7,385	$5,815	$7,482	$20,656	$14,948
Income from continuing operations	206	61	271	483	476
Net income	206	57	176	401	507
Income from continuing operations:
Basic earnings per share	0.81	0.24	1.07	1.91	1.92
Diluted earnings per share	0.78	0.23	1.02	1.83	1.84
Net income:
Basic earnings per share	0.81	0.23	0.69	1.59	2.05
Diluted earnings per share	0.78	0.22	0.66	1.52	1.96
Basic weighted average shares outstanding (millions)	253.3	247.7	252.9	252.4	247.3
Diluted weighted average shares outstanding (millions) (b)	266.3	260.5	265.7	265.2	260.0

(a)
Results include 100% of the operations of Houston Refining LP (“Houston Refining”) prospectively from August 16, 2006.  Prior to August 16, 2006, Lyondell’s 58.75% interest in Houston Refining was accounted for as an equity investment.

(b)	Includes the dilutive effect of the convertible debentures, stock options and warrants.

Lyondell Chemical Company

www.lyondell.com

Third-quarter 2007 results from continuing operations declined versus the second quarter 2007 primarily due to lower refining segment results.  Following a record second quarter, third-quarter refining results remained good; however, industry margins narrowed earlier than expected, ahead of the typical Labor Day pattern. Ethylene segment results were relatively unchanged as significant product price increases were only sufficient to offset raw material cost increases, which finished the quarter at record levels.  In the propylene oxide segment, both chemical and fuel product (MTBE/ETBE) results were relatively unchanged versus the second quarter.
Additionally, results reflect the following:

Table 2 – Charges (Benefits) Included in Lyondell’s Results from Continuing Operations
Millions of dollars	3Q 2007	3Q 2006	2Q 2007	1st Nine Months 2007	1st Nine Months 2006
Pretax charges (benefits):
Effect of stock price increases on incentive compensation expense (a)	$42	$13	$43	$123	$6
Foreign exchange (gains) losses on intercompany loans	(26)	- -	1	(24)	- -
Insurance settlement (b)	(30)	- -	- -	(30)	- -
Merger-related expenses	11	- -	- -	11	- -
Net charges (benefits) related to commercial disputes (c)	5	- -	10	77	(70)
Debt retirement charges	4	21	43	47	21
Lake Charles ethylene facility impairment (d)	- -	106	- -	- -	106
Refining segment contract termination cost (e)	- -	176	- -	- -	176
Mutual insurance consortia losses	- -	10	- -	- -	15
Texas Margin Tax credit, net of federal income tax	- -	- -	(17)	(17)	- -
Other tax effects of net charges	(13)	(114)	(34)	(83)	(89)
After-tax effect of net charges (benefits)	(7)	212	46	104	165
Effect of net charges (benefits) on diluted earnings per share	(0.03)	0.81	0.17	0.39	0.63

(a)
Increases in the market price of Lyondell’s common stock during the periods resulted in recognition of incentive compensation expense in excess of the amounts of expense that would have been recognized if the market price had not increased.

(b)	Lyondell’s pro rata share of the proceeds from final settlement of Houston Refining, LP (“Houston Refining”) insurance claims related to Hurricane Rita in 2005.
(c)
Includes charges associated with the 2005 shutdown of the Lake Charles toluene diisocyanate (“TDI”) facility,  the resolution of various matters among Houston Refining, its owners and their affiliates, and other disputes.

(d)	Represents impairment of the carrying value of the Lake Charles, Louisiana ethylene facility and related assets.
(e)	Represents Lyondell’s 58.75% share of the cost to terminate Houston Refining’s previous crude supply agreement.

“Results across our ethylene and propylene oxide segments were unchanged versus the second quarter as raw material cost increases offset the benefits of product price increases,” said Dan F. Smith, chairman, president and CEO of Lyondell Chemical Company.  “Entering the quarter, we and many others in the industry expected that crude oil and ethane costs would plateau at then-current levels; however, they continued to escalate.  As a result, significant price increases were required just to offset the cost increases, and margins did not expand to levels that we believe reflect the supply/demand balance. Refining results, while solid, reflected the fact that industry spreads declined from very strong early-summer levels earlier than usual. This occurred despite record low gasoline and distillate inventories as measured by days of inventory.

Lyondell Chemical Company

www.lyondell.com

“Unfortunately, crude oil and ethane prices have increased steadily throughout the year, and a certain amount of time is needed to pass increases of this magnitude through the chemical and polymer markets. As a consequence, year-to-date results have not fully reflected existing industry operating rates. Despite these industry trends, we have generated strong results.”

OUTLOOK
Thus far in the fourth quarter, both crude oil and ethane price increases have accelerated, setting new highs. Quarter to date, our refining spreads are slightly less than the third-quarter average as our heavy crude advantage has partially offset declines in base refining margins. In the ethylene, co-products and derivatives segment, record high raw material costs are offsetting the benefit of recent price increases, necessitating further pricing initiatives.  In our propylene oxide and related products segment, oxygenated fuel (MTBE/ETBE) margins have declined following typical seasonal patterns.

LYONDELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Lyondell operates in three segments: 1) Ethylene, co-products and derivatives; 2) Propylene oxide (PO) and related products; and 3) Refining. Inorganic chemicals is presented as a discontinued operation due to the May 15 sale of this business.

Ethylene, Co-products and Derivatives Segment – The primary products of this segment are ethylene, ethylene co-products (propylene, butadiene and benzene), and derivatives of ethylene (polyethylene, ethylene oxygenates and vinyl acetate monomer or VAM).

Lyondell Chemical Company

www.lyondell.com

Table 3 – Ethylene, Co-Products & Derivatives Financial Overview (a)
Millions of dollars	3Q 2007	3Q 2006	2Q 2007	1st Nine Months 2007	1st Nine Months 2006
Sales and other operating revenues	$3,568	$3,586	$3,637	$10,173	$10,116
Operating income (b)	83	173	95	255	653
EBITDA (b) (c)	180	372	194	551	1,048

(a)	See Table 6 for additional financial information.
(b)	Operating income for the third quarter and first nine months of 2006 included an impairment charge of $106 million, which is excluded from EBITDA.
(c)	See Table 9 for a reconciliation of segment EBITDA to income from continuing operations.

3Q07 v. 2Q07 – Ethylene and ethylene derivative product sales volumes decreased by approximately 140 million pounds (approximately 4.5 percent) versus the second quarter 2007 due to lower derivative sales. Compared with the second quarter, our quarterly average prices for ethylene, polyethylene and ethylene glycol increased by approximately 6 cents, 5 cents and 3 cents per pound, respectively. The company’s average cost-of-ethylene-production metric (COE) increased by approximately 6 cents per pound versus the second quarter primarily due to increased production costs from crude oil-based raw materials. The cost of ethylene production from natural gas-based raw materials also increased; however, the impact was somewhat smaller within our portfolio. Acetyls results increased by approximately $10 million as a result of higher product prices.
3Q07 v. 3Q06 – Ethylene and ethylene derivative product sales volumes increased by approximately 110 million pounds (approximately 4 percent) versus the third quarter 2006. The quarterly average prices for ethylene and polyethylene each decreased by approximately 1 cent per pound, while our ethylene glycol price increased by approximately 3 cents per pound. The company’s average COE metric increased by approximately 6.5 cents per pound primarily due to increased costs from crude oil-based raw materials.  Acetyls results improved by approximately $10 million as a result of increased acetic acid and vinyl acetate monomer prices. Higher incentive-related compensation costs reduced the segment’s results by a total of approximately $25 million.

PO and Related Products Segment– The principal products of the PO and related products segment include PO, PO derivatives (propylene glycol, propylene glycol ethers, butanediol and butanediol derivatives), styrene, fuel products (methyl tertiary butyl ether [MTBE] and ethyl tertiary butyl ether [ETBE]), isobutylene and toluene diisocyanate (TDI).

Lyondell Chemical Company

www.lyondell.com

Table 4 – PO & Related Products Financial Overview (a)
Millions of dollars	3Q 2007	3Q 2006	2Q 2007	1st Nine Months 2007	1st Nine Months 2006
Sales and other operating revenues	$2,131	$1,900	$2,169	$6,058	$5,307
Operating income (b)	170	133	133	330	358
EBITDA (b) (c)	229	195	196	513	540

(a)	See Table 6 for additional financial information.
(b)
Includes pretax charges in the third quarter, second quarter and first nine months of 2007 of $5 million, $10 million and $77 million, respectively, related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility.

(c)	See Table 9 for a reconciliation of segment EBITDA to income from continuing operations.

3Q07 v. 2Q07 – Segment EBITDA increased by $33 million versus the second quarter 2007. Among the chemical products, PO and PO derivatives improved by approximately $10 million, and styrene results improved $5 million. TDI results improved by approximately $20 million primarily due to a combination of higher product margins and the absence of second-quarter maintenance turnaround impacts. A scheduled catalyst change at our Channelview facility contributed to a slight $5 million decline in fuel-products third-quarter results.
3Q07 v. 3Q06 – Segment EBITDA increased by $34 million versus the third quarter 2006. Higher incentive-related compensation costs reduced the segment’s results by a total of approximately $15 million, but were more than offset by the following net improvement in underlying operating results. Fuel product results increased by approximately $40 million due to higher margins. PO and PO derivative results decreased by approximately $10 million primarily due to increased operating costs, as price increases offset the impact of increased raw material costs. TDI results increased by approximately $20 million due to stronger margins, while styrene results improved $5 million.

Refining Segment - Lyondell owned a 58.75 percent interest in Houston Refining LP (formerly known as Lyondell-Citgo Refining LP) prior to Aug. 16, 2006, at which time Lyondell purchased the remaining 41.25 percent interest from CITGO Petroleum Corporation. Prior to the purchase, Lyondell’s interest was accounted for by the equity method. As a result of the acquisition, Houston Refining’s operations are consolidated from Aug. 16. The following review is on a 100-percent basis.

Lyondell Chemical Company

www.lyondell.com

Table 5 - Refining Financial Overview – 100% Basis (a)
Millions of dollars	3Q 2007	3Q 2006	2Q 2007	1st Nine Months 2007	1st Nine Months 2006
Sales and other operating revenues	$2,799	$2,288	$2,793	$7,476	$6,793
Operating income (loss) (b)	209	(98)	387	674	227
EBITDA (c)	275	(54)	451	859	333

(a)
The Refining segment information presented above represents the historical operating results of Houston Refining on a 100% basis, and reflects purchase accounting adjustments from August 16, 2006.  See Table 6 for additional financial information.

(b)
Operating income for the first nine months of 2007 includes $30 million of proceeds from final settlement of all Houston Refining insurance claims related to Hurricane Rita in 2005 and for the first nine months of 2006 includes a third quarter 2006 charge of $300 million for the termination of the previous crude supply agreement with Petróleos de Venezuela, S.A. (“PDVSA”) and a second quarter 2006 charge of $8 million representing reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of Houston Refining related to a settlement.

(c)	See Table 9 for a reconciliation of segment EBITDA to income from continuing operations and, as appropriate, to net income of Houston Refining.

3Q07 v. 2Q07 – Segment EBITDA declined by $176 million primarily due to lower margins.  Our refining spreads declined by approximately $8 per barrel of crude processed consistent with the decline in the reported industry Maya 2-1-1 spread. Crude volumes processed were essentially unchanged. As anticipated, segment results were negatively impacted by approximately $30 million due to catalyst changes at two critical hydrodesulfurization (HDS) units. Conversely, the third quarter benefited from strong fluid catalytic cracker operations while the previous quarter was negatively impacted by approximately $25 million associated with maintenance. Additionally, the third quarter benefited by $30 million as the result of final settlement of our 2005 insurance claim related to Hurricane Rita.
3Q07 v. 3Q06 – Results increased by $329 million primarily due to the absence of the $300 million third-quarter 2006 charge related to cancelling the previous crude supply agreement with PDVSA. Operationally, quarter-to-quarter changes were minimal as both crude volumes and margins were relatively unchanged. Aromatic and lube oil results improved by a combined $15 million. The previously mentioned catalyst changes and insurance settlement approximately offset each other.

Cash Distributions and Debt Reduction
    Equistar Chemicals, LP to Lyondell Chemical Company (LCC) and Millennium Chemicals Inc. – There were no distributions during the quarter.
    Millennium to Lyondell Chemical Company (LCC) – There were no dividends paid by Millennium to LCC during the third quarter.
Debt Reduction – During the third quarter, debt repayment, including scheduled amortization of term loans, totaled $512 million, all at LCC. LCC repaid the $500 million of debt called in July 2007.
Receivable Facilities Utilization – As of Sept. 30, 2007, Lyondell’s receivable facility was unutilized and Equistar’s receivable facility was utilized by $40 million.

CONFERENCE CALL
Recorded comments by Doug Pike, Vice President of Investor Relations, will be available today, Oct. 25, 2007, beginning at 11:30 a.m. Eastern Time (ET). The dial-in numbers are 800-568-6276 (U.S. – toll free) and 402-344-6819 (international). The pass code for each is 5549. Web replay of the recorded comments will be available beginning at 11:30 a.m. ET on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.
Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET Oct. 25 at www.lyondell.com/earnings.

ABOUT LYONDELL
Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a leading global manufacturer of chemicals and plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of fuel products. Key products include ethylene, polyethylene, styrene, propylene, propylene oxide, gasoline, ultra low-sulfur diesel, MTBE and ETBE.

FORWARD-LOOKING STATEMENTS
The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, Lyondell’s ability to implement its business strategies, including the ability of Lyondell and Basell to complete the proposed merger; availability, cost and price volatility of raw materials and utilities; supply/demand balances; industry production capacities and operating rates; uncertainties associated with the U.S. and worldwide economies; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; operating interruptions; current and potential governmental regulatory actions; terrorist acts; international political unrest; competitive products and pricing; technological developments; risks of doing business outside of the U.S.; access to capital markets; and other risk factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2006, Quarterly Reports on Form 10-Q for the quarter ended June 30, 2007 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 2007 which will be filed with the SEC in November 2007.

Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell Chemical Company (the “Company”) with respect to the meeting of its stockholders regarding the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  A definitive proxy statement and a form of proxy have been mailed to the stockholders of Lyondell.  STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free-of-charge copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s web site at http://www.sec.gov. Stockholders may also obtain a free-of-charge copy of the proxy statement and other relevant documents by directing a request by mail to Lyondell Chemical Company, Investor Relations, 1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from the Company’s web site at www.lyondell.com.

The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the Company’s definitive proxy statement and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

###
SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP; Millennium Chemicals Inc.

Lyondell Chemical Company

www.lyondell.com

Table 6 - Selected Unaudited Financial Information

		For the three months ended			For the nine months ended
		September 30,		June 30,	September 30,
	(Millions of dollars)	2007	2006	2007	2007	2006
	Sales and other operating revenues: (a) (b)
	Ethylene, Co-Products & Derivatives	$3,568	$3,586	$3,637	$10,173	$10,116
	PO & Related Products	2,131	1,900	2,169	6,058	5,307
	Refining	2,799	2,288	2,793	7,476	6,793

	Operating income (loss): (a)
	Ethylene, Co-Products & Derivatives (c)	$83	$173	$95	$255	$653
	PO & Related Products (d)	170	133	133	330	358
	Refining (e)	209	(98)	387	674	227

	Depreciation and amortization: (a)
	Ethylene, Co-Products & Derivatives	$96	$94	$96	$290	$288
	PO & Related Products	59	57	59	177	172
	Refining	66	44	64	185	106

	EBITDA: (f)
	Ethylene, Co-Products & Derivatives	$180	$372	$194	$551	$1,048
	PO & Related Products (d)	229	195	196	513	540
	Refining	275	(54)	451	859	333

	Capital expenditures: (a)
	Ethylene, Co-Products & Derivatives	$65	$44	$53	$159	$110
	PO & Related Products	25	21	19	53	54
	Refining	25	61	28	143	170

	Discontinued Operations - Inorganic Chemicals: (g)
	Sales and other operating revenues	$-	$339	$181	$514	$1,035
	Income (loss) from discontinued operations, net of tax	-	(4)	(95)	(82)	31
	Capital expenditures	-	19	7	15	42

(a)
See Table 8 for a reconciliation of segment information for the three and nine months ended September 30, 2007 and 2006 and the three months ended June 30, 2007 to consolidated Lyondell financial information. The Refining information presented above represents operating results of Houston Refining on a 100% basis. Lyondell acquired the remaining 41.25% of Houston Refining on August 16, 2006. From August 16, 2006, depreciation and amortization, as well as operating income, reflect the effects of that acquisition. See Table 13 for additional Houston Refining financial information.

(b)	Sales include intersegment sales.
(c)	Includes a $106 million charge for the three and nine months ended September 30, 2006 for the impairment of the carrying value of the Lake Charles, Louisiana ethylene facility.
(d)
Includes net pretax charges of $5 million, $10 million and $77 million, respectively, in the three months ended September 30, 2007, the three months ended June 30, 2007 and the nine months ended September 30, 2007 related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility.

(e)
Includes a benefit for the three and nine months ended September 30, 2007 of $30 million for Lyondell's pro rata share of the proceeds from final settlement of all Houston Refining insurance claims related to Hurricane Rita in 2005, a charge for the three and nine months ended September 30, 2006 of $300 million for the termination of Houston Refining's previous crude supply agreement with PDVSA, a charge for the three months ended June 30, 2006 and nine months ended September 30, 2006 of $8 million representing reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of Houston Refining related to a settlement of commercial disputes.

(f)	See Table 9 for a reconciliation of segment EBITDA to income from continuing operations.
(g)	On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business.

Table 7 - Selected Operating Information (a)

		For the three months ended			For the nine months ended
		September 30,		June 30,	September 30,
		2007	2006	2007	2007	2006
	Selected Segment Sales Volumes:
	Ethylene, Co-Products and Derivatives (in millions)
	Ethylene and derivatives (pounds)	2,944	2,836	3,083	8,985	8,637
	Polyethylene included above (pounds)	1,421	1,353	1,502	4,402	4,175
	Co-products, nonaromatic (pounds)	1,951	2,171	2,009	5,985	6,291
	Aromatics (gallons)	89	89	87	271	266

	PO and Related Products (in millions)
	PO and derivatives (pounds)	783	813	794	2,445	2,410
	Co-products:
	Styrene monomer (pounds)	971	1,208	991	2,949	3,221
	Fuel products and other TBA derivatives (gallons)	368	321	374	1,042	908

	Refined products (thousand barrels per day) (b)
	Gasoline	149	112	136	122	114
	Diesel and heating oil	85	84	90	82	90
	Jet fuel	17	22	22	20	14
	Aromatics	7	7	8	7	7
	Other refined products	118	112	121	127	115
	Total refined products volumes	376	337	377	358	340

	Refining Metrics: (b)
	Crude processing rates (thousand barrels per day)	271	270	273	259	268

	Throughput margin ($ per barrel) (c )	17.01		25.44	19.28
	Market margins ($ per barrel): (d)
	WTI 2-1-1	12.41		21.67	14.46
	WTI-Maya	12.00		10.00	11.58
	Total	24.41		31.67	26.04

(a)	Sales volumes include intersegment sales.
(b)	The Refining information represents the operating results of Houston Refining on a 100% basis.
(c)
As a result of Lyondell's acquisition of 100% of Houston Refining, Lyondell is providing throughput margin per barrel information for the refining segment. See Table 13 for calculation of throughput margin and reconciliation to Refining segment operating income. The throughput margin is divided by the number of barrels of crude oil processed in the period to derive the margin per barrel.

(d)	Market margins are reported by Platts, a division of The McGraw-Hill Companies.

Table 8 - Reconciliation of Segment Information to Consolidated Lyondell Financial Information

		Sales and other		Depreciation
		operating	Operating	and	Capital
	(Millions of dollars)	revenues	income (loss)	amortization	expenditures

	For the three months ended September 30, 2007:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$3,568	$83	$96	$65
	PO & Related Products	2,131	170	59	25
	Refining (a)	2,799	209	66	25
	Other (b)	(1,113)	(19)	2	3
	Continuing Operations	$7,385	$443	$223	$118

	For the three months ended September 30, 2006:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$3,586	$173	$94	$44
	PO & Related Products	1,900	133	57	21
	Refining (a)	1,083	81	28	29
	Other (b)	(754)	1	3	2
	Continuing Operations	$5,815	$388	$182	$96

	For the three months ended June 30, 2007:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$3,637	$95	$96	$53
	PO & Related Products	2,169	133	59	19
	Refining (a)	2,793	387	64	28
	Other (b)	(1,117)	(16)	7	1
	Continuing Operations	$7,482	$599	$226	$101

	For the nine months ended September 30, 2007:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$10,173	$255	$290	$159
	PO & Related Products	6,058	330	177	53
	Refining (a)	7,476	674	185	143
	Other (b)	(3,051)	(38)	10	5
	Total	$20,656	$1,221	$662	$360

	For the nine months ended September 30, 2006:

	Segment Data:
	Ethylene, Co-Products & Derivatives	$10,116	$653	$288	$110
	PO & Related Products	5,307	358	172	54
	Refining (a)	1,083	81	28	29
	Other (b)	(1,558)	(1)	7	4
	Total	$14,948	$1,091	$495	$197

(a)
The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.

(b)	Includes items not allocated to segments or discontinued operations and elimination of intersegment transactions between segments and discontinued operations.

Table 9 - Reconciliations

	Segment EBITDA to Income from Continuing Operations
		For the three months ended			For the nine months ended
		September 30,		June 30,	September 30,
	(Millions of dollars)	2007	2006	2007	2007	2006

	LYONDELL
	Segment EBITDA:
	Ethylene, Co-Products & Derivatives	$180	$372	$194	$551	$1,048
	PO & Related Products	229	195	196	513	540
	Refining (a)	275	109	451	859	109
	Other	10	5	(15)	(7)	80
	Add:
	Income (loss) from equity investment in Houston Refining (a)	-	(104)	-	-	73
	Deduct:
	Depreciation and amortization	(223)	(182)	(226)	(662)	(495)
	Interest expense, net	(138)	(156)	(161)	(473)	(432)
	Charges related to impairment of assets	-	(106)	-	-	(106)
	Provision for income taxes	(123)	(51)	(125)	(251)	(320)
	Debt prepayment premiums and charges	(4)	(21)	(43)	(47)	(21)
	Lyondell income from continuing operations	$206	$61	$271	$483	$476

	Houston Refining EBITDA (b)		$(54)			$333
	Deduct:
	Depreciation and amortization		(44)			(106)
	Interest expense, net		(17)			(40)
	Income taxes		8			-
	Houston Refining net income (loss)		$(107)			$187

(a)
The Refining segment information reflects the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.

(b)	Represents operating results of Houston Refining on a 100% basis.

Table 10 - Lyondell Unaudited Income Statement Information (a)

		For the three months ended			For the nine months ended
		September 30,		June 30,	September 30,
	(Millions of dollars, except per share data)	2007	2006	2007	2007	2006
	Sales and other operating revenues	$7,385	$5,815	$7,482	$20,656	$14,948
	Cost of sales (b)	6,736	5,172	6,675	18,853	13,321
	Asset impairments (c)	-	106	-	-	106
	Selling, general and administrative expenses	188	132	189	527	376
	Research and development expenses	18	17	19	55	54
	Operating income	443	388	599	1,221	1,091
	Income (loss) from equity investment in Houston Refining (d)	-	(104)	-	-	73
	Income from other equity investments	-	2	-	2	4
	Interest expense, net	(138)	(156)	(161)	(473)	(432)
	Other income (expense), net (e)	24	(18)	(42)	(16)	60
	Income from continuing operations before income taxes	329	112	396	734	796
	Provision for income taxes	123	51	125	251	320
	Income from continuing operations	206	61	271	483	476
	Income (loss) from discontinued operations, net of tax (f)	-	(4)	(95)	(82)	31
	Net income	$206	$57	$176	$401	$507

	Income from continuing operations:
	Basic	$0.81	$0.24	$1.07	$1.91	$1.92
	Diluted	$0.78	$0.23	$1.02	$1.83	$1.84
	Net income:
	Basic	$0.81	$0.23	$0.69	$1.59	$2.05
	Diluted	$0.78	$0.22	$0.66	$1.52	$1.96

	Weighted average shares (in millions):
	Basic	253.3	247.7	252.9	252.4	247.3
	Diluted	266.3	260.5	265.7	265.2	260.0

(a)
On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business. Results of operations reflect the consolidation of Houston Refining prospectively from August 16, 2006. For periods prior to August 16, 2006, Houston Refining was accounted for as an equity investment.

(b)
Includes net pretax charges of $5 million, $10 million and $77 million, respectively, in the three months ended September 30, 2007, the three months ended June 30, 2007 and the nine months ended September 30, 2007 related to commercial disputes, including charges associated with the 2005 shutdown of the Lake Charles TDI facility. Also includes a benefit for the three and nine months ended September 30, 2007 of $30 million for Lyondell's pro rata share of the proceeds from final settlement of all Houston Refining insurance claims related to Hurricane Rita in 2005.

(c)
Includes a $106 million pretax charge for the three and nine months ended September 30, 2006 for the impairment of the carrying value of the Lake Charles, Louisiana ethylene facility and related assets.

(d)
Includes a charge for the three and nine months ended September 30, 2006 of $176 million, representing Lyondell's pro rata share of a $300 million charge for the termination of Houston Refining's previous crude supply agreement with PDVSA and a charge for the three months ended June 30, 2006 and the nine months ended September 30, 2006 of $5 million, representing Lyondell's pro rata share of an $8 million reimbursement to Lyondell of legal fees and expenses paid by Lyondell on behalf of Houston Refining related to the settlement.

(e)
Includes pretax charges related to the prepayment of debt of $4 million, $43 million and $47 million, respectively, in the three months ended September 30, 2007 and June 30, 2007 and nine months ended September 30, 2007 and $21 million in the three and nine months ended September 30, 2006. Also includes foreign exchange gains of $26 million and $24 million, respectively, in the three and nine months ended September 30, 2007 and a loss of $1 million in the three months ended June 30, 2007 related to intercompany loans. The nine months ended September 30, 2006 also include a benefit from net payments of $74 million related to the resolution of commercial disputes.

(f)	Includes a $91 million after-tax loss in the three months ended June 30, 2007 and nine months ended September 30, 2007 related to the May 15, 2007 sale of the worldwide inorganic chemicals business.

Table 11 - Lyondell Unaudited Cash Flow Information (a)

		For the three months ended		For the nine months ended
		September 30,		September 30,
	(Millions of dollars)	2007	2006	2007	2006
	Net income	$206	$57	$401	$507
	Loss (income) from discontinued operations, net of tax	-	4	82	(31)
	Adjustments:
	Depreciation and amortization	223	182	662	495
	Asset Impairments	-	106	-	106
	Equity investments -
	Amounts included in net income	-	102	(2)	(77)
	Distributions of earnings	-	(49)	1	73
	Deferred income taxes	44	9	184	115
	Debt prepayment premiums and charges	4	21	47	21
	Changes in assets and liabilities:
	Accounts receivable	(139)	(9)	(489)	(210)
	Inventories	1	(122)	(12)	(175)
	Accounts payable	20	(260)	396	(120)
	Other, net	(117)	83	(424)	(123)
	Cash provided by operating activities - continuing operations	242	124	846	581
	Cash provided by (used in) operating activities - discontinued operations	-	57	(113)	38
	Cash provided by operating activities	242	181	733	619

	Expenditures for property, plant and equipment	(118)	(96)	(360)	(197)
	Payments and distributions from (to) discontinued operations	-	19	(97)	(12)
	Acquisition of Houston Refining LP and related parties	-	(2,413)	(94)	(2,413)
	Contributions and advances to affiliates	(8)	(25)	(34)	(82)
	Distributions from affiliates in excess of earnings	-	117	2	117
	Other	1	-	12	6
	Cash used in investing activities - continuing operations	(125)	(2,398)	(571)	(2,581)
	Net proceeds from sale of discontinued operations	-	-	990	-
	Cash provided by (used in) investing activities - discontinued operations	-	(38)	82	(30)
	Cash provided by (used in) investing activities	(125)	(2,436)	501	(2,611)

	Repayment of long-term debt (b)	(512)	(1,652)	(1,831)	(2,095)
	Issuance of long-term debt	-	4,356	510	4,356
	Dividends paid	(57)	(56)	(171)	(167)
	Proceeds from and tax benefits of stock option exercises	4	6	81	18
	Other, net	(13)	-	7	(3)
	Cash provided by (used in) financing activities - continuing operations	(578)	2,654	(1,404)	2,109
	Cash provided by (used in) financing activities - discontinued operations	-	(18)	23	(13)
	Cash provided by (used in) financing activities	(578)	2,636	(1,381)	2,096

	Effect of exchange rate changes on cash	2	-	4	4

	Increase (decrease) in cash and cash equivalents	$(459)	$381	$(143)	$108

(a)
On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business. Houston Refining became a wholly owned subsidiary as of August 16, 2006. Prior to August 16, 2006, Lyondell's investment in Houston Refining was accounted for on an equity basis.

(b)	Includes prepayment premiums of $63 million in the nine months ended September 30, 2007 and $18 million and $27 million, respectively, in the three and nine months ended September 20, 2006.

Table 12 - Lyondell Unaudited Balance Sheet Information (a)

		September 30,	December 31,
	(Millions of dollars, except share data)	2007	2006
	Cash and cash equivalents	$303	$401
	Accounts receivable, net	2,485	1,932
	Inventories	1,906	1,877
	Prepaid expenses and other current assets	155	147
	Deferred tax assets	50	102
	Current assets held for sale	-	687
	Total current assets	4,899	5,146
	Property, plant and equipment, net	8,491	8,542
	Investments and long-term receivables:
	Investment in PO joint ventures	799	778
	Other	100	115
	Goodwill, net	1,373	1,332
	Other assets, net	878	864
	Long-term assets held for sale	-	1,069
	Total assets	$16,540	$17,846

	Current maturities of long-term debt	$423	$18
	Accounts payable	2,339	1,868
	Accrued liabilities	965	980
	Current liabilities associated with assets held for sale	-	341
	Total current liabilities	3,727	3,207
	Long-term debt	6,226	7,936
	Other liabilities	1,258	1,453
	Deferred income taxes	1,678	1,537
	Long-term liabilities associated with assets held for sale	-	391
	Minority interests	121	134
	Stockholders' equity (253,615,364 and 248,970,570 shares outstanding
	at September 30, 2007 and December 31, 2006, respectively)	3,530	3,188
	Total liabilities and stockholders' equity	$16,540	$17,846

(a)	On May 15, 2007, Lyondell completed the sale of its worldwide inorganic chemicals business.

Table 13 - Refining Segment Throughput Margin and Reconciliation to Unaudited Refining Segment Operating Income

		For the three months ended		For the nine months ended
		September 30,	June 30,	September 30,
	(Millions of dollars)	2007	2007	2007
	Refining Throughput Margin:
	Sales and other operating revenues (a)	$2,799	$2,793	$7,476
	Crude oil and feedstock costs	2,375	2,161	6,113
	Throughput margin	424	632	1,363

	Operating expenses	209	238	672
	Selling, general and administrative expense	6	7	17
	Refining operating income (a)	$209	$387	$674

(a)	See Table 8 for reconciliation of Refining segment sales and other operating revenues and operating income to Lyondell sales and other operating revenues and operating income.

Tables 14 through 19 represent additional financial information for
Equistar Chemicals, LP (together with its consolidated subsidiaries, "Equistar") and
Millennium Chemicals Inc. (together with its consolidated subsidiaries, "Millennium")

Table 14 - Equistar Unaudited Income Statement Information (a)

		For the three months ended			For the nine months ended
		September 30,		June 30,	September 30,
	(Millions of dollars)	2007	2006	2007	2007	2006
	Sales and other operating revenues (b)	$3,464	$3,480	$3,534	$9,867	$9,794
	Cost of sales	3,314	3,151	3,362	9,414	8,849
	Asset impairment (c)	-	135	-	-	135
	Selling, general and administrative expenses	71	54	72	202	163
	Research and development expenses	10	8	9	28	25
	Operating income	69	132	91	223	622
	Interest expense, net	(47)	(55)	(50)	(150)	(160)
	Other income (expense), net (d)	-	1	(33)	(32)	-
	Net income (e)	$22	$78	$8	$41	$462

(a)	Represents information for Equistar on the basis reflected in Equistar's financial statements as filed in its Annual Report on Form 10-K.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	Includes a $135 million charge in the three and nine months ended September 30, 2006 for impairment of the carrying value of the Lake Charles, Louisiana ethylene facility and related assets.
(d)	Includes $34 million of charges in the three month period ended June 30, 2007 and nine month period ended September 30, 2007 related to the prepayment of debt.
(e)	As a partnership, Equistar is not subject to federal income taxes.

Table 15 - Equistar Unaudited Balance Sheet Information (a)

		September 30,	December 31,
	(Millions of dollars)	2007	2006
	Cash and cash equivalents	$25	$133
	Accounts receivable, net	1,438	1,167
	Inventories	679	809
	Prepaid expenses and other current assets	38	49
	Total current assets	2,180	2,158
	Property, plant and equipment, net	2,814	2,846
	Investments	51	59
	Other assets, net	273	296
	Total assets	$5,318	$5,359

	Current maturities of long-term debt	$400	$-
	Accounts payable	1,080	905
	Accrued liabilities	252	312
	Notes payable - Millennium (b)	515	-
	Total current liabilities	2,247	1,217
	Long-term debt	1,153	2,160
	Other liabilities and deferred revenues	371	378
	Partners' capital	1,547	1,604
	Total liabilities and partners' capital	$5,318	$5,359

(a)	Represents information for Equistar on the basis reflected in Equistar's financial statements as filed in its Annual Report on Form 10-K.
(b)	During the first nine months of 2007, Equistar issued promissory notes to Millennium and received proceeds of $515 million, which were primarily used to repay debt.

Table 16 - Equistar Unaudited Cash Flow Information (a)

		For the three months ended		For the nine months ended
		September 30,		September 30,
	(Millions of dollars)	2007	2006	2007	2006
	Net income	$22	$78	$41	$462
	Adjustments:
	Depreciation and amortization	81	79	243	243
	Asset Impairment	-	135	-	135
	Debt prepayment charges and premiums	-	-	34	-
	Changes in assets and liabilities:
	Accounts receivable	(111)	(109)	(271)	(341)
	Inventories	25	(82)	130	(138)
	Accounts payable	45	(62)	175	142
	Other, net	-	(16)	(99)	(53)
	Cash provided by operating activities	62	23	253	450

	Expenditures for property, plant and equipment	(62)	(42)	(152)	(105)
	Other	-	-	8	2
	Cash used in investing activities	(62)	(42)	(144)	(103)

	Repayment of long-term debt (b)	-	-	(632)	(150)
	Proceeds from notes payable to Millennium (c)	15	-	515	-
	Distributions to owners	-	(75)	(100)	(375)
	Other	-	-	-	1
	Cash provided by (used in) financing activities	15	(75)	(217)	(524)

	Increase (decrease) in cash and cash equivalents	$15	$(94)	$(108)	$(177)

(a)	Represents information for Equistar on the basis reflected in Equistar's financial statements as filed in its Annual Report on Form 10-K.
(b)	Includes prepayment premiums of $32 million in the nine months ended September 30, 2007 related to the prepayment of debt.
(c)	During the nine months ended September 30, 2007, Equistar issued promissory notes to Millennium and received proceeds of $515 million, which were primarily used to repay debt.

Table 17 - Millennium Unaudited Income Statement Information (a) (b)

		For the three months ended			For the nine months ended
		September 30,		June 30,	September 30,
	(Millions of dollars)	2007	2006	2007	2007	2006
	Sales and other operating revenues (c)	$162	$157	$161	$475	$454
	Cost of sales	136	138	142	400	418
	Selling, general and administrative expenses	15	10	22	49	32
	Research and development expenses	1	-	1	3	2
	Operating income (loss)	10	9	(4)	23	2
	Interest income (expense), net	5	(16)	(13)	(26)	(45)
	Other income (expense), net (d)	1	-	(16)	(15)	(5)
	Income (loss) from continuing operations before equity investment and income taxes	16	(7)	(33)	(18)	(48)
	Income from equity investment in Equistar	6	23	3	12	136
	Income (loss) from continuing operations before income taxes	22	16	(30)	(6)	88
	Provision for (benefit from) income taxes	13	6	(13)	1	1
	Income (loss) from continuing operations	9	10	(17)	(7)	87
	Income from discontinued operations, net of tax (e)	-	7	283	297	77
	Net income	$9	$17	$266	$290	$164

(a)	Represents information for Millennium on the basis reflected in Millennium's financial statements as filed in its Current Report on Form 8-K dated May 29, 2007.
(b)	On May 15, 2007, Millennium completed the sale of its worldwide inorganic chemicals business.
(c)	Sales and other operating revenues include sales to affiliates.
(d)
Other income (expense), net, included charges related to debt prepayment of $14 million in the three months ended June 30, 2007 and the nine months ended September 30, 2007 and $7 million in the nine months ended September 30, 2006.

(e)
Income from discontinued operations, net of tax, for the three months ended June 30, 2007 and nine months ended September 30, 2007 included a $289 million after-tax gain related to the sale of Millennium's worldwide inorganic chemicals business.

Table 18 - Millennium Unaudited Balance Sheet Information (a) (b)

		September 30,	December 31,
	(Millions of dollars)	2007	2006
	Cash and cash equivalents	$29	$76
	Accounts receivable, net	114	111
	Inventories	88	87
	Prepaid expenses and other current assets	27	13
	Deferred tax assets	53	62
	Notes receivable - Equistar (c)	515	-
	Current assets held for sale	-	661
	Total current assets	826	1,010
	Property, plant and equipment, net	123	129
	Investments in Equistar	453	470
	Goodwill, net	49	49
	Other assets, net	74	62
	Long-term assets held for sale	-	694
	Total assets	$1,525	$2,414

	Accounts payable	$93	$102
	Accrued liabilities	179	72
	Current liabilities associated with assets held for sale	-	335
	Total current liabilities	272	509
	Long-term debt	391	767
	Other liabilities	242	381
	Deferred income taxes	266	248
	Long-term liabilities associated with assets held for sale	-	361
	Minority interest	5	5
	Stockholder's equity
	(1,000 shares authorized; 661 shares issued
	at September 30, 2007 and December 31, 2006)	349	143
	Total liabilities and stockholder's equity	$1,525	$2,414

(a)	Represents information for Millennium on the basis reflected in Millennium's financial statements as filed in its Current Report on Form 8-K dated May 29, 2007.
(b)	On May 15, 2007, Millennium completed the sale of its worldwide inorganic chemicals business.
(c)	During the first nine months of 2007, Millennium received promissory notes from and advanced $515 million to Equistar.

Table 19 - Millennium Unaudited Cash Flow Information (a) (b)

		For the three months ended		For the nine months ended
		September 30,		September 30,
	(Millions of dollars)	2007	2006	2007	2006
	Net income	$9	$17	$290	$164
	Income from discontinued operations	-	(7)	(297)	(77)
	Adjustments:
	Depreciation and amortization	6	6	23	19
	Equity investment in Equistar -
	Amounts included in net income	(6)	(23)	(12)	(136)
	Distributions of earnings	6	22	12	111
	Debt prepayment charges and premiums	-	-	14	7
	Deferred income taxes	(15)	9	23	(39)
	Changes in assets and liabilities:
	Accounts receivable	14	(13)	(3)	(1)
	Inventories	4	4	(1)	24
	Accounts payable	(9)	(47)	(10)	(36)
	Other, net	14	66	(115)	101
	Cash provided by (used in) operating activities - continuing operations	23	34	(76)	137
	Cash provided by (used in) operating activities - discontinued operations	-	58	(120)	38
	Cash provided by (used in) operating activities	23	92	(196)	175

	Expenditures for property, plant and equipment	(6)	(4)	(12)	(9)
	Payments and distributions from (to) discontinued operations	-	20	(104)	(12)
	Distributions from Equistar in excess of earnings	(6)	-	18	-
	Advances under loan agreements to Equistar (c)	(15)	-	(515)	-
	Other	-	-	3	1
	Cash provided by (used in) investing activities - continuing operations	(27)	16	(610)	(20)
	Net proceeds from sale of discontinued operations	-	-	990	-
	Cash provided by (used in) investing activities - discontinued operations	-	(39)	89	(30)
	Cash provided by (used in) investing activities	(27)	(23)	469	(50)

	Repayment of long-term debt (d)	-	-	(390)	(241)
	Other	-	(1)	1	(2)
	Cash used in financing activities - continuing operations	-	(1)	(389)	(243)
	Cash provided by (used in) financing activities - discontinued operations	-	(18)	23	(13)
	Cash used in financing activities	-	(19)	(366)	(256)

	Effect of exchange rate changes on cash	-	-	1	2

	Increase (decrease) in cash and cash equivalents	$(4)	$50	$(92)	$(129)

(a)	Represents information for Millennium on the basis reflected in Millennium's financial statements as filed in its Current Report on Form 8-K dated May 29, 2007.
(b)	On May 15, 2007, Millennium completed the sale of its worldwide inorganic chemicals business.
(c)	During the first nine months of 2007, Millennium received promissory notes from and advanced $515 million to Equistar.
(d)	Includes prepayment premiums of $13 million and $7 million, respectively, in the nine months ended September 30, 2007 and 2006 related to the prepayment of debt.